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                                                                    EXHIBIT 10.6

                               September 18, 1997



Board of Directors
Paradigm Music Entertainment Company
67 Irving Place North
4th Floor
New York, New York   10003

Gentlemen:

                  This letter agreement sets forth the terms on which TCI Music, Inc. ("TCI Music") proposes to acquire all the issued and outstanding shares of capital stock of Paradigm Music Entertainment Company ("Paradigm") in a transaction structured as a merger (the "Merger") of a wholly owned subsidiary of TCI Music with and into Paradigm.

                  This letter agreement, including the attached Term Sheet (collectively, this "Agreement"), when executed by both parties is intended to constitute a binding legal obligation of TCI Music and Paradigm entered into by the parties in consideration of the mutual benefits to be derived from this Agreement. The parties intend to negotiate in good faith and enter into a definitive agreement and plan of merger and other documents and instruments to supersede this Agreement, which if entered into will include customary representations, warranties and covenants, as well as provisions incorporating and expanding upon the agreements set forth herein, in each case as may be reasonable and appropriate in the context of the transactions contemplated hereby. However, if TCI Music and Paradigm are unable to reach such definitive agreements on or before October 15, 1997, this Agreement, subject to the conditions set forth below, will continue to constitute a binding agreement of the parties setting forth the terms on which the Merger will proceed. The definitive agreement and plan of merger negotiated by the parties or this Agreement, as the case may be, that sets forth the terms of the Merger is referred to herein as the "Merger Agreement."

                  Each party's obligation to consummate the Merger will be subject to (a) the absence of any court order or other legal requirement that would make consummation of the Merger illegal, (b) the approval of Paradigm's stockholders, to the extent required by applicable law, (c) the accuracy, in all material respects, as of the effective time of the Merger (the "Effective Time"), of the other party's representations and warranties set forth in the Merger Agreement and (d) the performance, in all material respects, by the other party of its obligations under the Merger Agreement to the extent required to be performed at or before the Effective Time.

                  TCI Music's obligation to consummate the Merger also will be subject to (u) approval of its Board of Directors, notice of which will be given by TCI Music to Paradigm, if at all, by 5:00 p.m., Denver time, on September 23, 1997, (v) the completion by TCI Music and its agents of a legal, financial, accounting and technical "due diligence" investigation of Paradigm and its assets and operations (including the assets and operations of its subsidiaries), with which Paradigm and its


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Paradigm Music Entertainment Company
September 18, 1997
Page 2



agents will cooperate, with results satisfactory to TCI Music, which review will conclude at 5:00 p.m., Denver time, on September 23, 1997, (w) the exercise by stockholders of Paradigm owning no more than 15% of all shares of all classes of common stock of Paradigm outstanding as of the Effective Time of statutory dissenter's or appraisal rights in connection with the Merger, (x) the receipt by TCI Music of evidence satisfactory to it of (i) the unanimous consent of the holders of Paradigm's warrants, options and any other rights to acquire capital stock of Paradigm of the cancellation of such warrants, options and rights and
(ii) the consent of any person or entity that has registration rights with respect to Paradigm warrants or capital stock of the cancellation or termination thereof, (y) the release from escrow of all shares of Class A, Class B and Class E Common Stock of Paradigm currently held in escrow pursuant to the Stock Escrow Agreement dated as of November 21, 1995 among Paradigm, certain of its stockholders and American Stock Transfer & Trust Company (the "Escrow Agreement"), Paradigm's Second Restated Certificate of Incorporation or otherwise and (z) the receipt by TCI Music of executed agreements between Paradigm and each of Robert B. Meyrowitz and Lou Falcigno terminating their consulting agreements with Paradigm on terms satisfactory to TCI Music. Failure by TCI Music to notify Paradigm of the receipt of approval by TCI Music's Board of Directors or of the satisfactory conclusion of TCI Music's due diligence investigation by the time specified above will be deemed an election by TCI Music to terminate the Merger Agreement, and upon such termination the parties will cease to have any obligations under the Merger Agreement.

                  To the extent permitted by law and the Escrow Agreement, if Paradigm's shareholders and D.H. Blair & Co., Inc. do not consent to the release of the shares of Paradigm Class B Common Stock currently held in escrow prior to the Effective Time and the beneficial owners of such shares do not otherwise receive shares of TCI Music Series A Common Stock in replacement therefor in connection with the Merger, TCI Music will vote for or consent to the release from escrow of the shares of TCI Music Series A Common Stock into which such shares will be converted at the Effective Time.

                  In addition, TCI Music's obligation to consummate the Merger will be subject to the absence of any material adverse change (other than a decrease in Paradigm's working capital consistent with the decreases experienced in recent periods) in the financial condition, results of operations, assets, liabilities, business or prospects of Paradigm since the date of the most recent balance sheet included in the Amendment No. 1 to the Registration Statement on Form SB-2/A (File No. 333-23781) filed by Paradigm with the Securities and Exchange Commission (the "Paradigm Registration Statement") and TCI Music's receipt from each Paradigm stockholder to whom shares of TCI Music stock are to be issued in the Merger of an executed undertaking of the nature


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Paradigm Music Entertainment Company
September 18, 1997
Page 3



customarily obtained to establish an exemption from registration or qualification under federal and state securities laws for transactions by an issuer not involving any public offering.

                  Paradigm's obligation to consummate the Merger also will be subject to (a) the absence of any material adverse change (other than as contemplated by this Agreement) in the financial condition, results of operations, assets, liabilities, business or prospects of TCI Music after the date of this Agreement and (b) the receipt by Paradigm prior to the Effective Time of a letter from Tele-Communications, Inc. ("TCI") or one or more affiliates controlled by TCI pursuant to which TCI or such affiliates agree to maintain beneficial ownership of shares of TCI Music capital stock representing at least one-third of the total voting power of all voting stock of TCI Music through the date the Merger Shares are required to be registered, or such registration obligations expire, pursuant to the attached Term Sheet.

                  Either party may at its option, by written notice to the other party, terminate the Merger Agreement at any time after December 31, 1997 if the Merger has not occurred before that date, if such party is not at that time in material breach of any provision of the Merger Agreement and, if Paradigm is the electing party, if the TCI Music Loan described below is repaid in full, together with accrued interest.

                  TCI Music will loan to Paradigm (the "TCI Music Loan") an amount not to exceed $2,183,169, which will be advanced to Paradigm within one business day after the parties' execution of this Agreement, and amounts sufficient to permit Paradigm to pay normal operating expenses in amounts agreed by Paradigm and TCI Music (but not to exceed $550,000 for any month) for the months of October, November and December 1997 (unless the Effective Time has occurred prior to the scheduled date of any such advance) pursuant to the loan and security agreement in the form attached as Exhibit A (the "Loan Agreement"). All advances under the TCI Music Loan will bear interest at 10.0% per annum (11% per annum after default) and all principal and interest will be payable on the earlier of June 30, 1998 or, if either the Merger Agreement terminates without consummation of the Merger, or prior to the Effective Time any condition to TCI Music's obligations to consummate the Merger fails (or it is evident that any such condition will not be satisfied), December 31, 1997. The proceeds of the TCI Music Loan may be used by Paradigm only for payroll, rent, trade payables and other day-to-day operational purposes and for transaction costs relating to the Merger and Paradigm's proposed public offering of securities, as specified on Schedule A. Payment of the TCI Music Loan will be secured by a first priority security interest in all of Paradigm's assets and property, including the capital stock of Paradigm's subsidiaries (and the Addicted to Noise assets after the acquisition thereof by Paradigm), pursuant to the Loan Agreement.



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Paradigm Music Entertainment Company
September 18, 1997
Page 4



                  Within five business days after the execution and delivery of this Agreement by Paradigm, Paradigm will enter into (a) an agreement to purchase all of the assets of the Addicted to Noise business for consideration not to exceed $220,000 in cash and promissory notes and 75,000 shares of Class A Common Stock of Paradigm (or such TCI Music Series A Common Stock into which such shares will be converted at the Effective Time) and (b) an employment and non-competition agreement with Michael Goldberg on substantially the same terms as those contained in the draft of such agreement dated April 7, 1997, and will complete such acquisition as promptly as practicable thereafter.

                  Effective at the Effective Time, Mr. McPartland will be appointed as President and CEO of TCI Music and will become a director of TCI Music. Mr. McPartland will serve as President and CEO of TCI Music pursuant to the employment agreement under which Mr. McPartland currently serves as President of Paradigm for compensation (which will be at least equal to $375,000 per year) determined by agreement between Mr. McPartland and TCI Music. Mr. McPartland will be entitled to participate in bonus, incentive, stock option and other benefit programs on a basis consistent with the practice of TCI Music in compensating senior executives. TCI Music's Board of Directors will consider nominating Mr. Robert Meyrowitz as a director of TCI Music.

                  As a material inducement to TCI Music to enter into this Agreement, Paradigm represents and warrants to TCI Music as follows:

                           (a)      this Agreement has been duly approved by
all requisite corporate action of Paradigm;

                           (b)      except as specifically provided for in this
Agreement, no consent of any person, entity or agency (including any governmental authority or instrumentality) will be required in order for Paradigm and its stockholders to consummate the transactions contemplated by this Agreement;

                           (c)      the Paradigm Registration Statement (other
than any information about D.H. Blair & Co., Inc. that was provided by D.H. Blair & Co., Inc.) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

                           (d)      other than amounts, if any, payable by
Paradigm to D.H. Blair & Co., Inc. pursuant to the letter agreement dated November 4, 1996, all of which will be paid by


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Paradigm Music Entertainment Company
September 18, 1997
Page 5



Paradigm's stockholders, and none of which will be paid by, assumed by or constitute a liability or obligation of either TCI Music, Paradigm or the surviving entity in the Merger, none of Paradigm or its subsidiaries will be liable to any broker, finder or other agent for any fee, commission or other compensation in connection with the Merger; and

                            (e)     Paradigm is an ultimate parent entity, as
the term "ultimate parent entity" is defined in 16 C.F.R. ss. 801.1(a)(3). Neither Paradigm nor any entity controlled by Paradigm is engaged in manufacturing, and Paradigm's total assets are (and, immediately prior to the Effective Time, will be) less than $10,000,000, all as determined in accordance with 16 C.F.R. ss.ss. 801.1(a)-(c), 801.1(j) and 801.11.

                  As a further material inducement to TCI Music to enter into this Agreement, Paradigm covenants to and with TCI Music that, until the Effective Time:

                           (a)      except as required by this Agreement,
Paradigm will conduct, and will cause each of its subsidiaries to conduct, its business in the ordinary course substantially in accordance with past practice, and will use, and will cause each of its subsidiaries to use, its reasonable best efforts to preserve intact its current business organization and relationships;

                           (b)      except as required by this Agreement
Paradigm will not, and will not permit or cause any of its subsidiaries to, directly or indirectly (i) sell, pledge or otherwise encumber any capital stock or other interest in Paradigm or any of its subsidiaries, (ii) amend or propose to amend the certificate of incorporation or bylaws of Paradigm or similar constituent and governing documents of any of its subsidiaries, (iii) split, combine or reclassify the outstanding capital stock of, or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests in, Paradigm or any of its subsidiaries, (iv) declare, set aside or pay any dividend, distribution or other payment to any stockholder, director or officer of Paradigm or any of its subsidiaries, other than regularly scheduled payroll,
(v) redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, Paradigm or any of its subsidiaries or (vi) agree to do any of the foregoing;

                           (c)      except as required by this Agreement
Paradigm will not, and will not permit any of its subsidiaries to, (i) issue, deliver or sell any shares of capital stock of, or other ownership interests (including any option, warrant or other right to acquire, or any security convertible into, shares of capital stock of, or other ownership interests) in Paradigm or any of its subsidiaries, (ii) acquire, lease or dispose of any assets other than in the ordinary course of business consistent with past practice, (iii) create, assume, guaranty or incur any indebtedness, (iv) mortgage,


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Paradigm Music Entertainment Company
September 18, 1997
Page 6



pledge or otherwise encumber any of its assets except to secure the TCI Music Loan, (v) enter into any other material transaction except in the ordinary course of business consistent with past practice, (vi) make any payment or transfer any property with respect to any indebtedness, except such payments with respect to indebtedness of Paradigm as are scheduled to come due prior to the Effective Time, (vii) acquire by merging or consolidating with, by acquiring assets of, by purchasing an ownership interest in, or by any other method, any business or entity or (viii) agree to do, or to permit any subsidiary to do, any of the foregoing;

                           (d)      except as required by this Agreement,
Paradigm will not, and will not permit any of its subsidiaries to, (i) adopt, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or arrangement for the benefit of any director, officer or current or former employee, (ii) increase in any manner the compensation or benefits of any director, officer, consultant, employee, (iii) grant any award or option under any bonus, benefit, incentive, performance or other compensation plan or arrangement, (iv) take any action to fund or in any way secure the payment of compensation or benefits under any employee plan, agreement, contract, benefit plan or arrangement or (v) agree to do, or to cause or permit any subsidiary to do, any of the foregoing;

                           (e)      Paradigm will not, and will not permit any
of its subsidiaries to, enter into any transaction, contract or arrangement with any officer, stockholder, director, consultant, employee of Paradigm or any subsidiary thereof or any person or entity that is an "affiliate" or "associate" of any of the foregoing, as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, whether or not such transaction would be in the ordinary course of business; and

                           (f)      Paradigm will not, and will not permit any
of its subsidiaries to, take or agree to take any action that would make any representation or warranty of Paradigm in the Merger Agreement untrue or incorrect or result in any breach of the Merger Agreement or in any condition to the Merger not being satisfied.

                  As used in this Agreement, the term "subsidiaries" means entities in which Paradigm directly or indirectly owns a stock or any other equity or ownership interest of 20% or more (including, after the acquisition thereof is completed by Paradigm, Addicted to Noise, Inc.).

                  As a material inducement to Paradigm to enter into this Agreement, TCI Music represents and warrants to Paradigm as follows:


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Paradigm Music Entertainment Company
September 18, 1997
Page 7



                  (a) except as specifically provided for in this Agreement, no consent of any person, entity or agency (including any governmental authority or instrumentality) will be required in order for TCI Music to consummate the transactions contemplated by this Agreement;

                  (b) TCI Music will not be liable to any broker, finder or other agent for any fee, commission or other compensation in connection with the Merger; and

                  (c) the audited consolidated financial statements of TCI Music and DMX Inc. contained in the proxy statement/prospectus in the form included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 12, 1997 (File No. 333- 28613) (the "DMX Prospectus") were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present the financial condition and results of operations of each company, respectively, as of the dates and for the periods indicated therein. The unaudited condensed pro forma combined interim financial statements of TCI Music contained in the DMX Prospectus present the financial condition and results of operations of TCI Music as of the dates and for the periods indicated therein on a pro forma basis and such financial statements, as of the date of the DMX Prospectus, conformed in all material respects with the requirements for pro forma financial statements set forth in
Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended.

                  Paradigm will prepare and deliver to TCI Music, promptly after the execution of this Agreement, the disclosure statement it proposes to deliver to its shareholders in connection with the solicitation of their consent to the transactions contemplated by this Agreement. Such statement, to the extent it describes TCI Music and its businesses or the Merger, the Merger Agreement and related transactions, will be subject to the approval of TCI Music prior to the delivery thereof to Paradigm shareholders, which approval will not unreasonably be withheld.

                  Each party promptly will give written notice to the other if at any time prior to the Effective Time of the Merger there is a breach or violation of any of the representations, warranties or covenants of such party set forth in this Agreement.

                  Upon the request of TCI Music, Paradigm will prepare and deliver to TCI Music, within 20 days after such request, such financial statements (including audited financial statements) as may be required by TCI Music to meet its financial reporting obligations (including requirements under applicable securities laws). To the extent Paradigm would not otherwise be required to


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Paradigm Music Entertainment Company
September 18, 1997
Page 8



prepare such financial statements, all costs and expenses of preparing such financial statements will be borne by TCI Music.

                  Each of Paradigm and TCI Music agrees that, except to the extent required by law, it will not issue any press release or otherwise disclose the contents of this Agreement without the approval of the other party, which approval will not unreasonably be withheld.

                  Please indicate your agreement with the foregoing by executing and returning a copy of this letter.

                                       Very truly yours,

                                       TCI MUSIC, INC.



                                       By: /s/ David Koff
                                           ------------------------------------
                                           David B. Koff, President


Agreed and accepted:

PARADIGM MUSIC ENTERTAINMENT
COMPANY


By: /s/ Thomas McPartland
    -------------------------------
Title: President
Dated: September 18, 1997

                                   TERM SHEET


Merger

The merger of a newly created, wholly owned subsidiary of TCI Music into Paradigm, with Paradigm as the surviving entity (the "Merger"). The Merger is intended to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code.

Paradigm Securities To Be Exchanged

All of the capital stock of Paradigm outstanding immediately before the Effective Time (collectively, "Paradigm Common Stock"), other than shares held by any stockholders exercising appraisal or dissenter's rights available under applicable state law ("Dissenting Shares"), will be converted at the Effective Time into the right to receive Merger Shares (as defined below). Such conversion will be calculated and effected on a fully diluted basis, treating as issued and outstanding immediately before the Effective Time: (a) all shares of Paradigm capital stock issuable upon the conversion, exercise or exchange of securities or other obligations of Paradigm that are convertible into or exercisable or exchangeable for shares of Paradigm capital stock (whether or not such securities or obligations are vested, exercisable, conditional or contingent upon one or more events), (b) all shares of Paradigm capital stock held in escrow, whether or not such shares are released from escrow at or prior to the Effective Time, and (c) all shares of capital stock Paradigm is required to issue at or after the Effective Time pursuant to the Stock Purchase Agreement dated as of February 14, 1997 among Paradigm, Purple Demon, Inc., David Wolin, Dean Brownrout and Charles Pye or otherwise. Any shares of Paradigm Common Stock held in treasury will be canceled at the Effective Time.

Consideration

In exchange for Paradigm Common Stock and any options, warrants or other rights to acquire shares of Paradigm capital stock:

(a) TCI Music will issue to the holders thereof (or reserve for issuance, as appropriate), in the aggregate, that number of shares of TCI Music Series A Common Stock determined by dividing $24,000,000 (less the amount equal to the number of Dissenting Shares multiplied by the portion of $24,000,000 allocable to each share of Paradigm Common Stock assuming that there were no Dissenting Shares) by the average of the mean daily closing bid and asked prices of TCI Music Series A Common Stock on the NASDAQ SmallCap Market for a period of 20 consecutive trading days ending on the third trading day prior to the Effective Time. The shares of TCI Music Series A Common Stock to be issued to stockholders of Paradigm in the Merger (the "Merger Shares") will be allocated among such holders as Paradigm may direct. TCI Music will pay cash in lieu of issuing any fractional shares. The holders of Merger Shares will not have any right to require TCI Music or any of its affiliates to repurchase such shares at any time.
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At or prior to the Effective Time, Paradigm will take such actions as are required to cause all options, warrants and other securities and rights that are convertible into, exchangeable or exercisable for, or that represent the right to receive, shares of capital stock of Paradigm to be canceled (to the extent not exercised or converted prior to the Effective Time) without any payment of cash or other consideration (other than the allocation of Merger Shares to the holders thereof as Paradigm directs) by Paradigm.

(b) TCI Music will pay an amount equal to $7,154,000 less the aggregate amounts advanced to Paradigm pursuant to the TCI Music Loan prior to the Effective Time, either by (i) purchasing debt owed by Paradigm at the Effective Time of the Merger other than the TCI Music Loan or (ii) contribution of cash to Paradigm at the Effective Time. Such amount will be used to repay the promissory notes described in note 4 to the table included in "Use of Proceeds" in the Paradigm Registration Statement and for other purposes approved in advance by TCI Music.

Governing Documents, Directors and Officers of Surviving Corporation

At the Effective Time, the Second Restated Certificate of Incorporation of Paradigm as in effect immediately prior to the Effective Time will become the certificate of incorporation of the surviving corporation, and the bylaws of the TCI Music subsidiary that will be incorporated to effect the Merger ("Merger Sub"), as in effect immediately prior to the Effective Time, will become the bylaws of the surviving corporation. At the Effective Time the directors and officers of Merger Sub holding office immediately prior to the Effective Time will become the directors and officers of the surviving corporation.

Registration Rights

TCI Music will register the resale by Paradigm stockholders of Merger Shares received by them in the Merger pursuant to a registration statement to be effective on or before July 11, 1998 or such earlier date as the Rights (as defined in the Proxy Statement/Prospectus of DMX Inc. and TCI Music dated June 12, 1997) expire. TCI Music will pay all registration expenses in connection with such registration statement.

Voting Agreement

Contemporaneously with the execution of the letter agreement to which this Term Sheet is attached, Paradigm will execute and deliver, and will obtain (as a condition to the effectiveness of the obligations of TCI Music under the letter agreement and this Term Sheet) the execution and delivery by certain stockholders of Paradigm of, a voting agreement with respect to the Merger.

Other

Paradigm and TCI Music each will bear its own expenses, including legal expenses, relating to the Merger.

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